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                                                                   EXHIBIT 10.22

                       ORANGE AND ROCKLAND UTILITIES, INC.
                           FORM OF SEVERANCE AGREEMENT

                  THIS AGREEMENT, effective this ___th day of _______, 19__ by and between Orange and Rockland Utilities, Inc. (the "Company") and _____________________ (the "Employee").

                         W I T N E S S E T H   T H A T

                  WHEREAS, the Employee is an integral part of the Company's management who participates in the decision making process relative to planning and policy for the Company; and

                  WHEREAS, on January 3, 1991 the Board of Directors of the Company determined that it would be in the best interests of the Company and its shareholders to assure continuity in the management of the Company's administration and operations in the event of a Change in Control by entering into a severance agreement with the officers of the Company; and

                  WHEREAS, the Board of Directors of the Company approved the hiring of the Employee as ______________ of the Company on _______, 19__; and

                  WHEREAS, the Company wishes to encourage the Employee to continue his/her services with the Company for the period during and after an actual or threatened Change in Control; and

                  NOW THEREFORE, it is hereby agreed by and between the parties hereto as follows:

                  1. Definitions.

                  "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  "Board" shall mean the Board of Directors of the Company.
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                    "Cause" shall mean (a) the Employee's conviction of a felony or (b) the Employee's fraud or dishonesty which has resulted or is likely to result in material economic damage to the Company, as determined in good faith by a vote of 2/3 of the non-employee directors of the Company at a meeting of the Board of Directors at which the Employee is provided an opportunity to be heard.

                  "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                           (i) any Person is or becomes the Beneficial Owner,
directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                           (ii) the following individuals cease for any reason
to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act)) whose appointment or election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved; or

                           (iii) the shareholders of the Company approve a
merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary
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of the Company) pursuant to applicable stock exchange requirements, other than
(i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

                           (iv) the stockholders of the Company approve a plan
of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 65% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                           Notwithstanding the foregoing, no "Change in Control"
shall be deemed to have occurred if there is consummated any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the
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same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

                           "Exchange Act" shall mean the Securities Exchange Act
of 1934, as amended from time to time.

                           "Good Reason" shall mean a determination by the
Employee in good faith that there has been any (i) material change by the Company of the Employee's functions, duties or responsibilities which change would cause the Employee's position with the Company to become of less dignity, responsibility, importance, prestige or scope including, without limitation, the assignment to the Employee of duties and responsibilities inconsistent with his positions; (ii) assignment or reassignment by the Company of the Employee without the Employee's consent, to another place of employment more that 50 miles from the Employee's current place of employment; (iii) liquidation, dissolution, consolidation or merger of the Company that has not been approved by a majority of those members of the Board who were members of the Board prior to the Change in Control, or transfer of all or substantially all of its assets, other than a transaction or series of transactions in which the resulting or surviving transferee entity has, in the aggregate, a net worth at least equal to that of the Company and assumes this Agreement and all obligations and undertakings of the Company hereunder; or (iv) reduction in the Employee's total compensation or any component thereof; by written notice to the Company, specifying the event relied upon for such termination and given at any time within 6 months after the occurrence of such event.

                           "Person" shall have the meaning given in Section
3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its affiliates (as defined in Rule 12b-2 promulgated under the Exchange Act), (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (iii) an underwriter temporarily holding securities
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pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  2. Term.

                  This Agreement shall be effective as of the date above written and shall continue thereafter for a period of 24 full calendar months following the date of an occurrence of a Change in Control.

                  3. Severance Benefit.

                           a. In the event of any termination of the Employee's
employment hereunder at any time during the 24-month period immediately following a Change in Control (x) by the Employee for Good Reason, or (y) by the Company for any reason other than Cause, then, within 5 business days after any such termination, the Company shall pay to the Employee or the estate of the Employee as severance pay, a lump sum cash amount equal to three times the Employee's "base amount" as defined and determined under section 28OG of the Internal Revenue Code of 1986, as amended (the "Code"), less one dollar ("2.99 times the base amount").

                           b. For a period of 24 months (commencing with the
month in which termination of employment as described in paragraph 3a above shall have occurred), the Employee shall be entitled to all benefits under the Company's welfare benefit plans as if the Employee were still employed during such period, at the same level of benefits as existed immediately prior to the Change in Control, and if and to the extent that such benefits shall not be payable or provided under any such plan, the Company shall pay or provide such benefits on an individual basis. The benefits provided in accordance with this paragraph 3b shall be secondary to any comparable benefits provided by another employer.
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                           c. Notwithstanding anything else herein to the
contrary, to the extent that the Employee is entitled to receive severance payments from another Company severance plan, arrangement or program, the payments to be made pursuant to paragraph 3a hereof shall be correspondingly reduced before implementation of paragraph e below, and, if necessary, the Employee shall make an appropriate refund to the Employer without interest.

                           d. If Independent Tax Counsel shall determine that
the aggregate payments made to the Employee pursuant to paragraphs 3a and b above and any other payments to the Employee from the Company which constitute "parachute payments" as defined in section 28OG of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor thereto) ("Parachute Payments") would be subject to the excise tax imposed by section 4999 of the Code (the "Excise Tax"), then the lump sum cash payment payable to the Employee under paragraph 3a above shall be reduced to an amount and to the extent necessary so that such payment would not be subject to the Excise Tax. [For Employees not fully vested in the SERP: Notwithstanding the preceding sentence, in the event of a Change in Control that occurs prior to [date fully vested in SERP], the Employee shall be entitled to all payments under paragraphs 3a and b above and any other Parachute Payments unless the total of such payments, after giving effect to the Excise Tax, is less than the amount to which the Employee would have been entitled under the preceding sentence.] For purposes of this paragraph 3e, "Independent Tax Counsel" shall mean a lawyer with expertise in the area of executive compensation tax law, who shall be selected by the Employee and shall be reasonably acceptable to the Company, and whose fees and disbursements shall be paid by the Company.

                           e. If it is established pursuant to a final
determination of a court or a final Internal Revenue Service proceeding that, notwithstanding the good faith of the Employee and the Company in applying the terms of this Agreement, any part of the aggregate payments
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paid to the Employee under this Agreement constitutes an "excess parachute payment" for purposes of sections 28OG and 4999 of the Code, then the amount equal to the excess shall be deemed for all purposes to be a loan from the Company to the Employee made on the date of receipt. The Employee shall have an obligation to repay such loan to the Company within six months of demand, together with interest thereon at the lowest applicable Federal rate (as defined in section 1274(d) of the Code) from the date of the Employee's receipt until the date of such repayment. If it is determined for any reason that the amount described in paragraph a or b above in incorrectly calculated or reduced, the Company shall pay to the Employee the increased amount, if any, necessary so that, after such an adjustment, the Employee shall have received or be entitled to receive the maximum payments that he may receive without any such payment constituting an "excess parachute payment."

                  4.    Source of Payments.

                  All payments provided for in paragraph 3 above shall be paid in cash from the general funds of the Company; provided, however, that such payments shall be reduced by the amount of any payments made to the Employee or his or her dependents, beneficiaries or estate from any trust or special or separate fund established by the Company to assure such payments. The Company shall not be required to establish a special or separate fund or other segregation of assets to assure such payments, and, if the Company shall make any investments to aid it in meeting its obligations hereunder, the Employee shall have no right, title or interest whatever in or to any such investments except as may otherwise be expressly provided in a separate written instrument relating to such investments. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Employee or any other person. To the extent that any person acquires a right to receive payments from
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the Company such right shall be no greater than the right of an unsecured creditor of the Company.

                    5.    Litigation Expenses; Arbitration.

                           a. In the event of any litigation or other proceeding
between the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Company shall reimburse the Employee for all reasonable costs and expenses relating to such litigation or other proceeding as they are incurred, including reasonable attorneys fees and expenses, regardless of whether such litigation results in any settlement or judgment or order in favor of any party; provided, however, that any claim or action initiated by the Employee relating to this Agreement shall have been made or brought after reasonable inquiry and shall be well grounded in fact and warranted by existing law or a good faith argument for the extension, modification, or reversal of existing law, and that it is not interposed for any improper purpose, such as to harass or to cause unnecessary delay or needless increase in the cost of litigation. The obligation of the Company under this paragraph 5 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Employee, upon the expiration of this Agreement or otherwise).

                           b. In the event of any dispute or difference between
the Company and the Employee with respect to the subject matter of this Agreement and the enforcement of rights hereunder, the Employee may, in his or her sole discretion by notice to the Company, require such dispute or difference to be submitted to arbitration. The arbitrator or arbitrators shall be selected by agreement of the parties or, if they cannot agree on an arbitrator or arbitrators within 30 days after the Employee had notified the Company of his or her desire to have the question settled by arbitration, then the arbitrator or arbitrators shall be selected by the American Arbitration Association (the "AAA") in New York, New York upon the application of the Employee. The determination reached in such arbitration shall be final and binding on both
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parties without any right of appeal or further dispute. Execution of the determination by such arbitrator may be sought in any court of competent jurisdiction. The arbitrators shall not be bound by judicial formalities and may abstain from following the strict rules of evidence and shall interpret this Agreement as an honorable engagement and not merely as a legal obligation. Unless otherwise agreed by the parties, any such arbitration shall take place in New York, New York, and shall be conducted in accordance with the Rules of AAA.

                    6.   Income Tax Withholding.

                  The Company may withhold from any payments made under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

                    7.   Entire Understanding.

                  This Agreement contains the entire understanding between the Company and the Employee with respect to the subject matter hereof, i.e., benefits payable to the Employee upon termination of employment following a Change in Control, and supersedes any prior severance agreement between the Company and the Employee, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of any kind elsewhere provided and not expressly provided for in this Agreement.

                    8.   Severability.

                 If, for any reason, any one or more of the provisions or part of a provision contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law continue in full force and effect. If this Agreement is held invalid or cannot be enforced, then to the full extent
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permitted by law any prior agreement between the Company and the Employee shall be deemed reinstated as if this Agreement had not been executed.

                    9.   Consolidation, Merger, or Sale of Assets.

                  If the Company consolidates or merges into or with, or transfers all or substantially all of its assets to, another corporation with a net worth at least equal to that of the Company and which assumes this Agreement and all obligations and undertakings of the Company hereunder, the term "the Company," as used herein shall mean such other corporation and this Agreement shall continue in full force and effect.

                    10.  Notices.

                  All notices, requests, demands and other communications required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if delivered or mailed, postage prepaid, first class, if to the Employee to the address shown in the personnel records of the Company and, if to the Company, as follows:

                                   Orange and Rockland Utilities, Inc.
                                   One Blue Hill Plaza
                                   Pearl River, New York 10965
                                   Attention: Vice President and General Counsel

or to such other address as either party shall have previously specified in writing to the other.

                     11. No Attachment.

                    Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                    12.   Binding Agreement.
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                  This Agreement shall be binding upon, and shall inure to the benefit of, the Employee and the Company and their respective permitted successors and assigns.

                    13.    Modification and Waiver.

                  This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement except by written instrument signed by the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

                    14.    Headings of No Effect.

                 The paragraph headings contained in this Agreement are included solely for convenience of reference and shall not in any way affect the meaning or interpretation of any of the provisions of this Agreement.

                    15.    Governing Law.

                 This Agreement and its validity, interpretation, performance, and enforcement shall be governed by the laws of the State of New York without giving effect to the choice of law provisions in effect in such State.

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officers thereunto duly authorized, and the Employee has signed this Agreement, all effective as of the date first above written.

                       ORANGE AND ROCKLAND UTILITIES, INC.

                      By: ________________________________
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                                     [EMPLOYEE]

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